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                                                                     Exhibit 3.1

Form CD-74-10M-10-79-152328

                        The Commonwealth of Massachusetts

                              MICHAEL JOSEPH CONNELLY     FEDERAL IDENTIFICATION
                                 Secretary of State        NO. 04-3033368
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108


                        RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

         We,                       Steven J. Lee                , President, and

                                    Eric Walters,                      Clerk, of

                         PolyMedica Industries, Inc.

 located at                2 Constitution Way, Woburn, Massachusetts 01801

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on January 21, 1992, by vote of [See Attachment A.]

_________ shares of _____________________ out of  __________ shares outstanding,
                       (Class of Stock)

________ shares of ____________________ out of _________ shares outstanding, and
                    (Class of Stock)

________ shares of ____________________ out of  __________ shares outstanding,
                    (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: -

1.       The name by which the corporation shall be known is:

                           PolyMedica Industries, Inc.

2.       The purposes for which the corporation is formed are as follows:

To research, develop, create, manufacture, test, program, distribute, market, sell, license, sublicense and engineer health care and cosmetic technologies and products and to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of the Massachusetts General Laws.
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3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                  WITHOUT PAR VALUE                    WITH PAR VALUE

CLASS OF STOCK

                  NUMBER OF SHARES       NUMBER OF SHARES             PAR VALUE

Preferred                                   3,112,164                    $.01

Common                                      20,000,000                   $.01


*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                   See Continuation Sheet 4A attached hereto.

*5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                   None.



*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                   See Continuation Sheet 6A.











*If there are no such provisions, state "None".
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                                  Attachment A

 484,272   shares of Common Stock out of 504,892 shares outstanding
  87,100   shares of Series A Preferred Stock out of 87,100 shares outstanding
 522,876   shares of Series B Preferred Stock out of 522,876 shares outstanding
 495,284   shares of Series C Preferred Stock out of 502,188 shares outstanding
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                              CONTINUATION SHEET 4A

         PREFERENCES, VOTING POWERS, QUALIFICATIONS AND SPECIAL OR RELATIVE RIGHTS AND PRIVILEGES OF THE CLASSES OF CAPITAL STOCK OF POLYMEDICA INDUSTRIES, INC.

     1. COMMON STOCK

     Section 1.1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the shareholders of the corporation, subject in all cases to the provisions of this Article 4.

     Section 1.2. Liquidation Rights. Subject to the prior and superior rights of any then outstanding Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment shall have been made to the holders of any then outstanding Preferred Stock of the full amount to which they are entitled, the holders of Common Stock shall be entitled to receive the remaining funds to be distributed. Such funds shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

     Section 1.3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors; provided, however, that no cash dividends may be declared or paid on the Common Stock unless dividends shall first have been declared as paid with respect to any then outstanding Preferred Stock, as provided in this Article 4.

     2. UNDESIGNATED PREFERRED STOCK

         Up to 2,000,000 shares of Preferred Stock (the "Undesignated Preferred Stock") may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the vote or votes providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any such shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby granted to the Board of Directors from time to time to issue the Undesignated Preferred Stock in one or more series, and in connection with the creation of any such series, by vote or votes providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by Chapter 156B of the Massachusetts General Laws. Without limiting the generality of the foregoing, the votes providing for issuance of any such series of Undesignated Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Undesignated Preferred Stock of any other series of any
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Designated Preferred Stock to the extent permitted by law and subject to the terms of previously issued and then outstanding series of Undesignated Preferred Stock or Designated Preferred Stock. Except as specifically provided in this Amended and Restated Articles of Organization, no vote of the holders of Undesignated Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Undesignated Preferred Stock authorized by and complying with the conditions of this Amended and Restated Articles of Organization, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     3. DESIGNATED PREFERRED STOCK

     In addition to the 2,000,000 shares of Undesignated Preferred Stock described in Section 2 above, which may be issued in one or more series, there are authorized and designated three series of Designated Preferred Stock. Eighty Seven Thousand One Hundred (87,100) shares of the authorized and issued Preferred Stock of the Corporation have been previously designated as "Series A Preferred Stock". Five Hundred Twenty-Two Thousand Eight Hundred Seventy Six (522,876) shares of the authorized and issued Preferred Stock of the Corporation have been previously designated "Series B Preferred Stock". Five Hundred Twenty Thousand (520,000) shares of the Preferred Stock of the Corporation have been previously designated "Series C Preferred Stock" and such designation is hereby amended to reduce the number of Series C Preferred Stock to Five Hundred Two Thousand One Hundred Eighty Eight Thousand (502,188) shares, all of which are currently issued and outstanding.

     4. SERIES A AND SERIES B PREFERRED STOCK

     Section 4.1. Rights and Preferences. The Series A Preferred Stock and Series B Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in this Section 4.

     Section 4.2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, (a) the holders of each share of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation, by reason or their ownership thereof, an amount equal to $8.69 per share, plus an amount equal to all declared but unpaid dividends to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up; (b) after payment of all preferential amounts to be paid to the holders of Series C Preferred Stock, the holders of each share of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation, by reason of their ownership thereof, an amount equal to $4.59 per share, plus an amount equal to all declared but unpaid dividends to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up; and
(c) after payment of all preferential amounts to be paid to the holders of Series C Preferred Stock and the holders of Series A Preferred Stock, the holders of each share of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation, by reason of their ownership thereof, an amount equal to $4.59 per share, plus an amount equal to all declared but unpaid dividends to and including the date full payment shall


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be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up.

         All of the preferential amounts to be paid to the holders of the Series C Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock pursuant to this Section 4.2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of any other series of Preferred Stock or to the holders of the Common Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment to the holders of the Series C Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive all remaining assets of the corporation.

         If the assets or surplus funds to be distributed to the holders of any series of Preferred Stock pursuant to this Section 4.2 are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of such series of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. A consolidation or merger of the corporation or a sale of all or substantially all of the assets of the corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this
Section 4.2; provided, however, that each holder of any such series of Preferred Stock shall have the right to elect the benefits of the provisions of Section 4.3(d)(vii) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the corporation pursuant to this Section 4.2.

     Section 4.3. Conversion. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (as used in this Section 4, the "Conversion Rights"):

     (a) Right to Convert. Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.59 by the Conversion Price for such series of Preferred Stock. The "Conversion Price" for any series of Preferred Stock is the price at which shares of Common Stock shall be deliverable upon conversion of any shares of such series of Preferred Stock (determined as hereinafter provided) in effect at the time of conversion. The Conversion Price of the Series A Preferred Stock and Series B Preferred Stock shall initially be $4.59 per share of Common Stock. The initial Conversion Price for the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the corresponding series of Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series A Preferred Stock or Series B Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be calculated pursuant to
Section 4.6 hereof and shall be paid to each such person within thirty (30) days of the date of conversion in cash or, at the option of the corporation, by the issuance of additional shares of Common Stock at the Conversion Price in effect at the time of conversion.


                               -4A-3 of 26 pages-
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     (b) Automatic Conversion. Each share of Series A Preferred Stock and Series
B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at a public offering price of at least $13.77 per share [with such amount to be appropriately adjusted in the event of any stock dividend, stock distribution or subdivision as provided in Section 4.3(d)(vi) hereof] and having an aggregate offering price to the public resulting in gross proceeds to the corporation of not less than $5,000,000. The person(s) entitled to receive
Common Stock issuable upon such conversion of any such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such offering. Each person who holds of record such Preferred Stock immediately prior to such automatic conversion shall be entitled to all declared but unpaid dividends up to the time of the automatic conversion. Such dividends shall be calculated pursuant to Section 4.6 hereof and shall be paid to all such holders within thirty (30) days of the automatic conversion in cash or, at the option of the corporation, by the issuance of additional shares of Common Stock at the Conversion Price in effect at the time of conversion.

     (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock or Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for any such Preferred Stock being converted. Before any holder of any such Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of such Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (d) Adjustment to Conversion Price for Diluting Issues:

          (i) Special Definitions. For purposes of this Section 4.3(d), the following definitions shall apply:

               (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities other than options or warrants issued to officers, directors or employees of, or consultants to, the corporation and approved by the Board of Directors and a


                               -4A-4 of 26 pages-
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          majority of the directors designated for election or elected by the holders of one or more series of Preferred Stock.

               (2) "Original Issue Date" for the Series A Preferred Stock and Series B Preferred Stock shall mean the respective date on which the first share of such series of Preferred Stock was issued.

               (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock and Series B Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4.3(d)(iii) hereof, deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                    (A) upon conversion of shares of Series A Preferred Stock,
               Series B Preferred Stock or Series C Preferred Stock;

                    (B) to officers, directors or employees of, or consultants to, the corporation pursuant to action by the Board of Directors prior to the Original Issue Date, and pursuant to a stock purchase or option plan or other employee or director stock incentive or compensation program (collectively, the "Plans") approved by the Board of Directors and a majority of the directors designated for election or elected by the holders of one or more series of Preferred Stock; or

                    (C) by way of dividend or other distribution on shares of
               Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A) and (B) or this clause
               (C) or on shares of Common Stock so excluded.

          (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series A Preferred Stock or the Series B Preferred Stock is convertible shall be made by adjustment in the Conversion Price of such series of Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the corporation is less than the respective Conversion Price of such series of Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares. The holders of Series A Preferred Stock and Series B Preferred Stock waive any and all rights (which may have been previously waived by such holders pursuant to Section 10.4 of the Series C Preferred Stock Purchase Agreement dated May 7, 1991) to adjustment of the Conversion Price pursuant to this
     Section 4.3(d) which they have by virtue of the Company's Restated Articles of Organization, as amended, with respect to the issuance of a Common Stock Purchase Right dated June 15, 1990 (the "Right") to Technology Funding


                               -4A-5 of 26 pages-
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     Partners III, L.P. ("Technology Funding") or to the issuance of any shares of Common Stock to Technology Funding upon the exercise or exercises of such Right.

               (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

               (1) Options and Convertible Securities. In the event the corporation at any time or from time to time after the Original Issue Date of the Series A Preferred Stock and the Series B Preferred Stock shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then for purposes of any adjustment under this Section 4.3(d) with respect to such series, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in the case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the respective Conversion Price of such series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (A) no further adjustment in such Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of such series of Preferred Stock computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                    (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of such series of Preferred Stock computed upon the original issue of such Options or Convertible


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               Securities (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                         (I) in the case of Convertible Securities or Options
                    for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                         (II) in the case of Options for Convertible Securities,
                    only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation [determined pursuant to Section 4.3(d)(v) hereof] upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (D) no recomputation pursuant to clause (B) or (C) above
               shall have the effect of increasing such Conversion Price to an amount which exceeds the lower of (i) the Conversion Price of such series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price of such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                    (E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of such Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause
               (C) above; and

                    (F) if such record date shall have been fixed and such
               Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in such Conversion Price which became effective on such record date shall be cancelled as of the close of business


                               -4A-7 of 26 pages-
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               on such record date, and thereafter such Conversion Price shall be adjusted pursuant to this Section 4.3(d)(iii) as of the actual date of their issuance.

               (2) Stock Dividends, Stock Distributions and Subdivisions. In the event the corporation at any time or from time to time after the Original Issue Date of the Series A Preferred Stock or the Series B Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, for purposes of any adjustment under this Section 4.3(d) with respect to such series, Additional Shares of Common Stock shall be deemed to have been issued:

                    (A) in the case of any such dividend or distribution,
               immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                    (B) in the case of any such subdivision, at the close of
               business on the date immediately prior to the date upon which such corporate action becomes effective.

                    If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the respective Conversion Price for such series of Preferred Stock which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter such Conversion Price shall be adjusted pursuant to this Section 4.3(d)(iii) as of the time of actual payment of such dividend.

          (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the corporation shall issue Additional Shares of Common Stock [including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.3(d)(iii) hereof, but excluding Additional Shares of Common Stock issued pursuant to Section 4.3(d)(iii)(2), which event is dealt with in Section 4.3(d)(vi)] without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred Stock or the Series B Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which such series of Preferred Stock is convertible to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (x) the number of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A Preferred Stock, Series B Preferred Stock or Convertible Securities and upon the exercise of any Options), plus (B) the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at


                               -4A-8 of 26 pages-
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     such Conversion Price, and (y) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A Preferred Stock, Series B Preferred Stock or Convertible Securities and upon the exercise of any Options), plus (B) the number of such Additional Shares of Common Stock so issued, provided that such Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

          (v) Determination of Consideration. For purposes of this Section 4.3(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1) Cash and Property: Such consideration shall:

                    (A) insofar as it consists of cash, be computed at the
               aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (C) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the corporation for consideration which covers both be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

               (2) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.3(d)(iii)(1) above, relating to Options and Convertible Securities, shall be determined by dividing

                    (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by


                               -4A-9 of 26 pages-
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                    (y) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Common Stock.

               (1) Stock Dividends, Distributions or Subdivisions. In the event the corporation shall issue Additional Shares of Common Stock pursuant to Section 4.3(d)(iii)(2) hereof in a stock dividend, stock distribution or subdivision, the respective Conversion Price of the Series A Preferred Stock and the Series B Preferred Stock in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

               (2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the respective Conversion Price of the Series A Preferred Stock and the Series B Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.


                               -4A-10 of 26 pages-

          (vii) Adjustment for Merger or Reorganization. In case of any consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all of the assets of the corporation to another corporation, each share of Series A Preferred Stock and each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such series of Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the respective Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of such series of Preferred Stock. Each holder of such series of Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 4.3(d)(vii), shall have the option of electing treatment of his shares of such series of Preferred Stock under either this Section 4.3(d)(vii) or
     Section 4.2 hereof, notice of which election shall be submitted in writing to the corporation at its principal offices no later than five (5) days before the effective date of such event.

     (e) No Impairment. The corporation will not, by amendment of these Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock and Series B Preferred Stock against impairment.

     (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the respective Conversion Price of the Series A Preferred Stock or the Series B Preferred Stock, pursuant to this Section 4.3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of such series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the respective Conversion Price of such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

     (g) Notices of Record Date. In the event of (i) any taking by the corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital


                               -4A-11 of 26 pages-
reorganization of the corporation, any reclassification or recapitalization of the capital stock of the corporation, any merger or consolidation of the corporation, and any transfer of all or substantially all of the assets of the corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the corporation, the corporation shall mail to each holder of the Series A Preferred Stock and each holder of the Series B Preferred Stock at least ten (10) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

     (h) Common Stock Reserved. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time to be sufficient to effect conversion of all Series A Preferred Stock and Series B Preferred Stock.

     (i) No Reissuance. No share of shares of Series A Preferred Stock or Series B Preferred Stock acquired by the corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the corporation shall be authorized to issue. The corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock and Series B Preferred Stock.

     Section 4.4. Voting Rights.

     (a) The holders of shares of Series A Preferred Stock and the holders of shares of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon any matter submitted to the stockholders for a vote, as though the Common Stock and all such series of Preferred Stock constituted a single class of stock, except with respect to those matters on which the Massachusetts Corporation Law required that a vote must be by a separate class or classes or by separate series, as to which each such class or series shall have the right to vote in accordance with such law, and except as provided in Section 4.4(b) hereof, on the following basis: holders of such series of Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of such series of Preferred Stock held by such holder is then convertible.

     (b) (i) If the corporation shall fail to pay dividends thereon in accordance with Section 4.5 of this Continuation Sheet 4A, then the holders of such series of Preferred Stock shall, upon notice from holders of at least twenty-five percent (25%) of the total outstanding shares of (A) such series of Preferred Stock and (B) all other series of Preferred Stock as to which the corporation shall have failed to pay dividends thereon in accordance with
Section 4.5 of this Continuation Sheet 4A, have, in each instance, the right to call a special meeting of stockholders of the Corporation at which the holders of shares of such series (one or more) of


                               -4A-12 of 26 pages-

Preferred Stock represented in person or by proxy at such meeting shall have the right, voting as a single class, to elect a sufficient number of directors to the Board of Directors of the corporation so that the directors so elected to the Board of Directors (the "Preferred Directors") represent a majority of the Board. The number of the members of the Board of Directors shall accordingly be increased at the meeting and the Preferred Directors shall seek to expeditiously correct or nullify the action giving rise to their election (an "Initiating Action"), at which time they shall (so long as no other Initiating Action shall have occurred and be continuing) resign or be subject to removal by vote of all of the stockholders of the corporation in accordance with Section 4.4(a) hereof. The contingent rights of the holders of shares of such series of Preferred Stock shall thereupon cease and expire, subject to renewal from time to time upon the same terms and conditions contained herein and the number of the members of the Board of Directors shall be accordingly reduced.

         (ii) Any directors who shall have been elected by the holders of one or more series of Preferred Stock or by any director so elected as herein contemplated, may be removed at any time prior to correction or nullification of the Initiating Action, either with or without cause, by, and only by, the affirmative votes of the holders of a majority of the outstanding shares of such series of Preferred Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such period by the holders of such series of Preferred Stock, present in person or represented by proxy at such meeting. Any director to be elected by the Board of Directors of the corporation to replace a director elected by holders of such series of Preferred Stock, or elected by a director as in this sentence provided, and who dies, resigns, or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be elected by the remaining directors theretofore elected by the holders of such series of Preferred Stock.

     (c) The holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Common Stock shall be entitled to vote upon the election of directors on the following basis: (i) so long as at least 20,000 shares of Series A Preferred Stock shall be outstanding (as adjusted for all subdivisions and combinations), the holders of Series A Preferred Stock issued and outstanding shall be entitled to elect one director; and (ii) so long as at least 100,000 shares of Series B Preferred Stock shall be outstanding (as adjusted for all subdivisions and combinations), the holders of Series B Preferred Stock issued and outstanding shall be entitled to elect one director.

     Section 4.5. Dividend Rights.

     (a) The holders of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the annual rate of $0.36 per share, commencing after the first calendar quarter (beginning with the calendar quarter ending June 30, 1990) when the corporation's net after-tax income, calculated in accordance with generally accepted accounting principles, exceeds five times the quarterly pro rata portion of the dividend on all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and any other series of Preferred Stock entitled to receive dividends other than dividends equal (determined on the basis of the number of shares of Common Stock into which such series of Preferred Stock is then convertible) to any dividend paid on Common Stock. Dividends shall be


                               -4A-13 of 26 pages-
cumulative and shall accrue, whether or not declared, from and after such calendar quarter. In addition, the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive a dividend equal (determined on the basis of the number of shares of Common Stock into which a share of such series of Preferred Stock then is convertible) to any dividend paid on Common Stock.

     (b) Notwithstanding any provisions in Section 4.5(a) hereof, dividends which have accrued on Series A Preferred Stock or Series B Preferred Stock but have not been paid prior to an automatic conversion pursuant to Section 4.3(b) hereof shall be payable within thirty (30) days of the Closing, as defined in
Section 4.3(b), to each record holder of such series of Preferred Stock immediately prior to the automatic conversion.

     Section 4.6. Covenants. So long as (i) in the case of Series A Preferred Stock, at least 20,000 shares of Series A Preferred Stock shall be outstanding (as adjusted for all subdivisions and combinations) or (ii) in the case of Series B Preferred Stock, at least 100,000 shares of the Series B Preferred Stock shall be outstanding (as adjusted for all subdivisions and combinations), the corporation shall not, without first obtaining the affirmative vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of such outstanding shares of the respective series of Preferred Stock:

     (a) amend or repeal any provision of, or add any provision to, the corporation's Articles of Organization or By-Laws such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, such series of Preferred Stock generally; provided, however, that the corporation shall not take any such action which would reduce or change the preferences, rights, privileges or powers of or the restrictions provided for the benefit of any series of Preferred Stock without first obtaining the affirmative vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of such series of Preferred Stock;

     (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such series of Preferred Stock;

     (c) pay or declare any dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries, if any, or otherwise, of any shares of Common Stock except from officers, directors or employees of or consultants to the corporation upon termination of employment or upon termination of any other relationship with the Corporation and except as pursuant to the corporation's rights of first refusal;

     (d) create any other class or classes of stock or series of Preferred Stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such series of Preferred Stock; or

     (e) authorize any merger or consolidation of the corporation with or into any other corporation or entity (except into or with a wholly-owned subsidiary corporation with the


                               -4A-14 of 26 pages-
requisite shareholder approval), or authorize the sale of substantially all of the assets of the corporation.

     5. SERIES C PREFERRED STOCK

     Section 5.1. Designation. The Series C Preferred Stock shall have the relative rights, preferences, powers, privileges and restrictions, qualifications and limitations thereof as set forth in this Section 5.

     Section 5.2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of each share of Series C Preferred Stock shall be entitled to receive, prior and in preference to all preferential amounts to be paid to the holders of Series A Preferred Stock and the holders of Series B Preferred Stock and prior and in preference to any distribution of any of the assets or surplus funds of the corporation, by reason of their ownership of Series C Preferred Stock, an amount equal to $8.69 per share, plus an amount equal to all declared by unpaid dividends to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up.

     All of the preferential amounts to be paid to the holders of the Series C Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock pursuant to Section 5.2 herein and shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment to the holders of the Series C Preferred Stock, the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive all remaining assets of the corporation.

     If the assets or surplus funds to be distributed to the holders of Series C Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of such series of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. A consolidation or merger of the corporation or a sale of all or substantially all of the assets of the corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section 5.2; provided, however, that each holder of any such series of Preferred Stock shall have the right to elect the benefits of the provisions of Section 5.3(d)(vii) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the corporation pursuant to this Section 5.2.

     Section 5.3. Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (the as used in this Section 5, "Conversion Rights"):

     (a) Right to Convert. Each share of Series C Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $8.69 by the Conversion Price for the Series C


                               -4A-15 of 26 pages-

Preferred Stock. The "Conversion Price" for Series C Preferred Stock is the price at which shares of Common Stock shall be deliverable upon conversion of any shares of the Series C Preferred Stock (determined as hereinafter provided) in effect at the time of conversion. The Conversion Price shall initially be $8.69 per share of Common Stock. The initial Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the corresponding series of Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series C Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be calculated pursuant to Section 5.6 hereof and shall be paid to each such person within thirty (30) days of the date of conversion in cash or, at the option of the corporation, by the issuance of additional shares of Common Stock at the Conversion Price in effect at the time of conversion.

     (b) Automatic Conversion. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at a public offering price of at least $13.77 per share [with such amount to be appropriately adjusted in the event of any stock dividend, stock distribution or subdivision as provided in Section 5.3(d)(vi) hereof] and having an aggregate offering price to the public resulting in gross proceeds to the corporation of not less than $5,000,000. The person(s) entitled to receive Common Stock issuable upon such conversion of any such Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such offering. Each person who holds of record Series C Preferred Stock immediately prior to such automatic conversion shall be entitled to all declared but unpaid dividends up to the time of the automatic conversion. Such dividends shall be calculated pursuant to Section 5.6 hereof and shall be paid to all such holders within thirty (30) days of the automatic conversion in cash or, at the option of the corporation, by the issuance of additional shares of Common Stock at the Conversion Price in effect at the time of conversion.

     (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for any Series C Preferred Stock being converted. Before any holder of Series C Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for Series C Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of


                               -4A-16 of 26 pages-

Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (d) Adjustments to Conversion Price for Diluting Issues:

          (i) Special Definitions. For purposes of this Section 5.3(d), the following definitions shall apply:

               (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities other than option or warrants issued to officers, directors or employees of, or consultant to, the corporation and approved by the Board of Directors and a majority of the directors designated for election or elected by the holders of one or more series of Preferred Stock.

               (2) "Original Issue Date" shall mean the date on which the first share of Series C Preferred Stock was issued.

               (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5.3(d)(iii) hereof, deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                    (A) upon conversion of shares of Series A Preferred Stock,
               Series B Preferred Stock or Series C Preferred Stock;

                    (B) to officers, directors or employees of, or consultants to, the corporation pursuant to action by the Board of Directors prior to the Original Issue Date, and pursuant to a stock purchase or option plan or other employee or director stock incentive or compensation program (collectively, the "Plans") approved by the Board of Directors and a majority of the directors designated for election or elected by the holders of one or more series of Preferred Stock; or

                    (C) by way of dividend or other distribution on shares of
               Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A) and (B) or this clause
               (C) or on shares of Common Stock so excluded.

          (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be made by adjustment in the Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such


                               -4A-17 of 26 pages-

     Additional Shares of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares. The holders of Series C Preferred Stock waive any and all rights (which may have been waived by such holders pursuant to Section 10.4 of the Series C Preferred Stock Purchase Agreement dated May 7, 1991) to adjustment of the Conversion Price pursuant to this Section 5.3(d) which they have by virtue or the Company's Restated Articles of Organization, as amended, with respect to the issuance of the Right to Technology Funding Partners or to the issuance of any shares of Common Stock to Technology Funding upon the exercise of such Right.

               (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                    (1) Options and Convertible Securities. In the event the
               corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5.3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (A) no further adjustment in such Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (B) if such options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;


                               -4A-18 of 26 pages-

                    (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price Stock computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                         (I) in the case of Convertible Securities or Options
                    for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                         (II) in the case of Options for Convertible Securities,
                    only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation [determined pursuant to Section 5.3(d)(v) hereof] upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (D) no recomputation pursuant to clause (B) or (C) above shall have the effect of increasing such Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of such Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and


                               -4A-19 of 26 pages-

               (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in such Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter such Conversion Price shall be adjusted pursuant to this Section 5.3(d)(iii) as of the actual date of their issuance.

          (2) Stock Dividends, Stock Distributions and Subdivisions. In the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

               (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

               (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

          If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the respective Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter such Conversion Price shall be adjusted pursuant to this Section 5.3(d)(iii) as of the time of actual payment of such dividend.

     (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the corporation shall issue Additional Shares of Common Stock [including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.3(d)(iii) hereof, but excluding Additional Shares of Common Stock issued pursuant to Section 5.3(d)(iii)(2), which event is dealt with in Section 5.3(d)(vi)] without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in each such event, such Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series C Preferred Stock is convertible to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Convertible Securities and upon the exercise of any Options), plus (B) the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional


                               -4A-20 of 26 pages-

Shares of Common Stock so issued would purchase at such Conversion Price, and
(y) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Convertible Securities and upon the exercise of any Options), plus (B) the number of such Additional Shares of Common Stock so issued, provided that such Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

     (v) Determination of Consideration. For purposes of this Section 5.3(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

          (1) Cash and Property: Such consideration shall:

               (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

               (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

               (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, by the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

          (2) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.3(d)(iii)(1) above, relating to Options and Convertible Securities, shall be determined by dividing

               (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible


                               -4A-21 of 26 pages-

          Securities and the conversion or exchange of such Convertible Securities, by

               (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Common Stock.

          (1) Stock Dividends, Distributions or Subdivisions. In the event the corporation shall issue Additional Shares of Common Stock pursuant to
     Section 5.3(d)(iii)(2) hereof in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

          (2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.


                               -4A-22 of 26 pages-

          (vii) Adjustment for Merger or Reorganization. In case of any consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all of the assets of the corporation to another corporation, each share of Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of Series C Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of Series C Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock. Each holder of Series C Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5.3(d)(vii), shall have the option of electing treatment of his shares of Series C Preferred Stock under either this Section 5.3(d)(vii) or Section 5.2 hereof, notice of which election shall be submitted in writing to the corporation at its principal offices no later than five (5) days before the effective date of such event.

     (e) No Impairment. The corporation will not, by amendment of its Restated Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

     (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5.3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series C Preferred Stock.

     (g) Notices of Record Date. In the event of (i) any taking by the corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the corporation, any reclassification or recapitalization of the capital stock of the corporation, any merger or consolidation of the corporation, and any transfer of all or substantially all of the assets of the corporation to any other corporation, or any other entity or


                               -4A-23 of 26 pages-
person, or any voluntary or involuntary dissolution, liquidation or winding up of the corporation, the corporation shall mail to each holder of Series C Preferred Stock at least ten (10) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

     (h) Common Stock Reserved. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series C Preferred Stock.

     (i) No Reissuance. No share or shares of Series C Preferred Stock acquired by the corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the corporation shall be authorized to issue. The corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the Series C Preferred Stock.

     Section 5.4. Voting Rights.

     (a) The holders of shares of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon any matter submitted to the stockholders for a vote, as though the Common Stock and all series of Preferred Stock constituted a single class of stock, except with respect to those matters on which the Massachusetts Corporation Law requires that a vote must be by a separate class or classes or by separate series, as to which each such class or series shall have the right to vote in accordance with such law, and except as provided in Section 5.4(b) hereof, on the following basis: holders of Series C Preferred Stock shall have that number of votes per shares as is equal to the number of shares of Common Stock into which each such share of Series C Preferred Stock held by such holder is then convertible.

     (b) (i) If the corporation shall fail to pay dividends on the Series C Preferred Stock in accordance with Section 5.5 hereof, then the holders of Series C Preferred Stock shall, upon notice from holders of at least twenty-five percent (25%) of the total outstanding shares of (A) Series C Preferred Stock and (B) all other series of Preferred Stock as to which the corporation shall have failed to pay dividends thereon in accordance with Section 4.5 hereof (or comparable provisions applicable to such series of Preferred Stock), have, in each instance, the right to call a special meeting of stockholders of the Corporation at which the holders of such series (one or more) of Preferred Stock represented in person or by proxy at such meeting shall have the right, voting as a single class, to elect a sufficient number of directors to the Board of Directors of the corporation so that the directors so elected to the Board of Directors (the "Preferred Directors") represent a majority of the Board. The number of the members of the Board of Directors shall accordingly be increased at the meeting and the Preferred Directors shall seek to expeditiously correct or nullify the action giving rise to their election (an "Initiating Action"), at which time they shall (so long as no other Initiating Action shall have occurred and


                               -4A-24 of 26 pages-
be continuing) resign or be subject to removal by vote of all of the stockholders of the corporation in accordance with Section 5.4(a) hereof. The contingent rights of the holders of shares of Series C Preferred Stock shall thereupon cease and expire, subject to renewal from time to time upon the same terms and conditions contained herein and the number of the members of the Board of Directors shall be accordingly reduced.

                  (ii) Any director who shall have been elected by holders of one or more series of Preferred Stock or by any director so elected as herein contemplated, may be removed at any time prior to correction or nullification of the Initiating Action, either with or without cause, by, and only by, the affirmative votes of the holders of a majority of the outstanding shares of such series of Preferred Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such period by the holders of such series of Preferred Stock, present in person or represented by proxy at such meeting. Any director to be elected by the Board of Directors of the corporation to replace a director elected by holders of such series of Preferred Stock, or elected by a director as in this sentence provided, and who dies, resigns, or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be elected by the remaining directors theretofore elected by such holders.

     (c) The holders of Series C Preferred Stock and the holders of Common Stock shall be entitled to vote upon the election of directors on the following basis: so long as at least 100,000 shares of Series C Preferred Stock shall be outstanding (as adjusted for all subdivisions and combinations), the holders of Series C Preferred Stock issued and outstanding shall be entitled to elect one director.

     Section 5.5. Dividend Rights.

     (a) The holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the annual rate of $0.36 per share, commencing in the first quarter after the first period of three consecutive fiscal quarters in which the corporation's net after-tax income, calculated in accordance with generally accepted accounting principles, exceeds five times the quarterly pro rata portion of the dividend on all then outstanding shares of Series C Preferred Stock and any other series of Preferred Stock entitled to receive dividends other than dividends equal (determined on the basis of the number of shares of Common Stock into which such series of Preferred Stock is then convertible) to any dividend paid on Common Stock. Dividends shall be cumulative and shall accrue, whether or not declared, from and after such calendar quarter. In addition, the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive a dividend equal (determined on the basis of the number of shares of Common Stock into which a share of Series C Preferred Stock then is convertible) to any dividend paid on Common Stock.

     (b) Notwithstanding any provisions in Section 5.5(a) hereof, dividends which have accrued on the Series C Preferred Stock but have not been paid prior to an automatic conversion pursuant to Section 5.3(b) hereof shall be payable within thirty (30) days of the Closing, as defined in Section 5.3(b), to each record holder of Series C Preferred Stock immediately prior to the automatic conversion.


                               -4A-25 of 26 pages-

     Section 5.6. Covenants. So long as, at least 100,000 shares of Series C Preferred Stock shall be outstanding (as adjusted for all subdivisions and combinations), the corporation shall not, without first obtaining the affirmative vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of such outstanding shares of the Series C Preferred Stock:

     (a) amend or repeal any provision of, or add any provision to, the corporation's Restated Articles of Organization or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock generally; provided, however, that the corporation shall not take any such action which would reduce or change the preferences, rights, privileges or powers of or the restrictions provided for the benefit of the Series C Preferred Stock without first obtaining the affirmative vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding share of Series C Preferred Stock;

     (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of Series C Preferred Stock;

     (c) pay or declare any dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries, if any, or otherwise, of any shares of Common Stock except from officers, directors or employees of or consultants to the corporation upon termination of employment or upon termination of any other relationship with the corporation and except as pursuant to the corporation's rights of first refusal;

     (d) create any other class or classes of stock or series of Preferred Stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock; or

     (e) authorize any merger or consolidation of the corporation with or into any other corporation or entity (except into or with a wholly-owned subsidiary corporation with the requisite shareholder approval), or authorize the sale of substantially all of the assets of the corporation.




                               -4A-26 of 26 pages-

                              Continuation Sheet 6A

         6A.      STOCKHOLDER MEETINGS

         Meetings of the stockholders may be held anywhere within the United States.

         6B.      INTERESTED TRANSACTIONS

         No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder or partner in such other corporation, association, or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he were not so interested or were not an officer, director, or partner of such other corporation, association, or partnership.

         6C.      AUTHORITY

         The corporation may be a partner in any business enterprise which it would have power to conduct itself.

         6D.      AMENDMENT OF RESTATED BY-LAWS

         The restated by-laws may provide that the directors may make, amend, or repeal the restated by-laws in whole or in part, except with respect to any provision thereof which by law, these articles of organization, or the restated by-laws requires action by the stockholders.

         6E.      LIMITATION OF DIRECTOR LIABILITY

         A director shall not be liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

         6F.      INDEMNIFICATION

         1. Actions, Suits and Proceedings. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an

"Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in Section 5 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

         2. Settlements. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to the service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         3. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel, in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

         4. Advance of Expenses. Subject to the provisions of Section 5 below, in the event the corporation does not assume the defense pursuant to Section 3 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any



                              - 6A-2 of 6 pages -
expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matters, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         5. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 3 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

         6. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

         7. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions thereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.


                              - 6A-3 of 6 pages -

         8. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         10. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

         11. Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         13. Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.


                              - 6A-4 of 6 pages -

         6G.      CLASSIFIED BOARD OF DIRECTORS

         This Article is inserted for the management of the business and for the conduct of the affairs of the corporation.

         1. Number of Directors. Subject to the rights of the holders of Undesignated Preferred Stock of the corporation then outstanding to elect additional directors under specified circumstances, the number of directors of the corporation shall not be less than three. The exact number of directors within the limitation specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors.

         2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the Restated By-laws of the corporation.

         4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's 1992 fiscal year; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's 1993 fiscal year; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's 1994 fiscal year; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting form such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         6. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for


                              - 6A-5 of 6 pages -
each such director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-laws of the Corporation or by this Certificate of Incorporation.

         7. Removal. Subject to the rights of the holders of any Preferred Stock then outstanding, directors or the entire Board of Directors may be removed only with cause, by the holders of two-thirds of the shares then entitled to vote at an election of directors.

         8. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for which such director shall have chosen, subject to the election and qualification of his/her successor and to his/her earlier death, resignation or removal.

         6H.      AMENDMENTS TO ARTICLES OF ORGANIZATION

         Notwithstanding any other provisions of law, these Articles of Organization or the Restated By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (66-2/3%) of the votes which all stockholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with Sections 6E, 6F and Paragraph 7 of Section 6G of these Restated Articles of Organization.



                              - 6A-6 of 6 pages -

         *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 3, 4 and 6



         (*If there are no such amendments, state "None").


                  Briefly describe amendments in space below:

                                See Attachment B




         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 22nd day of January in the year 1992.

       /s/Steven J. Lee                                              President
-----------------------------------------------------------

       /s/Eric G. Walters                                            Clerk
-----------------------------------------------------------

                                                                    Attachment B

         Article 3 was amended to increase authorized capital stock, both common and preferred.

         Article 4 was amended and restated in its entirety to modify the preferences, voting powers and special or relative rights and privileges of the Company's Common Stock, including the following:

         (1) insert a new Section 2 providing for 2,000,000 shares of undesignated preferred stock;

         (2) amending Section 3 (previously Section 2) to provide for designated preferred stock of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, including reducing the number of shares designated as Series C Preferred Stock from 520,000 to 502,183 shares;

         (3) deleting Section 3.4 providing for redemption rights for the Series A Preferred Stock and Series B Preferred Stock;

         (4) amending Sections 4.4 and 5.4 to provide that preferred stock which has been converted may not be reissued; and

         (5) other conforming changes with respect to the rights and preferences of the Company's capital stock.

         Article 6 was amended to add new Section 6F providing for indemnification, new Section 6G providing for the classification of the Board of Directors and a new Section 6H requiring two-thirds vote for certain corporate actions.

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                   I hereby approve the within restated articles of
                organization and, the filing fee in the amount of
                 $20,132.19 having been paid, said articles are
                     deemed to have been filed with me this
                           22nd day of January, 1992.


                                              /s/Michael Joseph Connolly

                                              MICHAEL JOSEPH CONNOLLY
                                                   SECRETARY OF STATE



                         TO BE FILLED IN BY CORPORATION

           PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT



           TO:

                    Ellen V. Chiniara, Esq.
                    Hale and Dorr
                    60 State Street
                    Boston, Massachusetts  02109

                    Telephone:  (617) 742-9100



                                                                     COPY MAILED

                       THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

                       MICHAEL JOSEPH CONNOLLY, SECRETARY
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                                                          FEDERAL IDENTIFICATION
                                                          NO.         04-3033368

                 CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK

                     GENERAL LAWS, CHAPTER 156B, SECTION 26

We,                              Steven J. Lee                   , President and

                                  Eric Walters                        , Clerk of

                           PolyMedica Industries, Inc.
                              (Name of Corporation)

located at      2 Constitution Way, Woburn, MA  01801

do hereby certify that at a meeting of the directors of the corporation held on

March 13, 1992, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

         VOTED: That pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Organization, there hereby shall be established from the shares of Preferred Stock, a series of preferred stock of the Corporation, which shall consist of 100,000 shares and shall be designed "Series A Junior Participating Preferred Stock" having the relative rights, preferences and limitations set forth as follows, and that the President, any Vice President, Treasurer and Clerk of the Corporation be, and each of them acting singly hereby is, authorized to execute and file with the Secretary of State of the Commonwealth of Massachusetts a Certificate of Vote of Directors Establishing a Series of a Class of Stock, and to execute such other documents and take such other actions as they or any of them shall deem necessary to effectuate the designation of the Series A Junior Participating Preferred Stock.

                   PREFERENCES, VOTING POWERS, QUALIFICATIONS,
                    SPECIAL OR RELATIVE RIGHTS OR PRIVILEGES
                OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Junior Participating Preferred Stock") and the number of shares constituting the Series A Junior Participating Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

         Section 2. Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, than in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
(A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Junior Participating Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Articles of Organization or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Junior Participating Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of the Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Junior Participating Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

                  (ii) During any period when the holders of Series A Junior Participating Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Junior Participating Preferred Stock, voting as a separate series, shall be entitled to elect the additional Director so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

                  (iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Junior Participating Preferred Stock entitled to vote in an election of such Director.

                  (iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Junior Participating Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall cause a special meeting of the holders of Series A Junior Participating Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

                  (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Junior Participating Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Junior Participating Preferred Stock to vote as provided in this
Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the

Series A Junior Participating Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

                  (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

      Section 6. Liquidation, Dissolution or Winding Up.

            (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

            (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

            (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

      Section 9. Rank. The Series A Junior Participating Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Junior Participating Preferred Stock, unless the terms of any such series shall provide otherwise.

      Section 10. Amendment. The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting together as a single class.

      Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which are integral multiples of one one-hundredth of a share of Series A Junior Participating Preferred Stock which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

      IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names the Thirteenth day of March in the year 1992


/s/Steven J. Lee                                                     , President
--------------------------------------------------------------------------------
Steven J. Lee

/s/Eric Walters                                                          , Clerk
--------------------------------------------------------------------------------
Eric Walters

                        THE COMMONWEALTH OF MASSACHUSETTS

                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK
                    (General Laws, Chapter 156B, Section 26)

      I hereby approve the within certificate and, the filing fee in the amount of $100.00 having been paid, said certificate is hereby filed this 13th day of March, 1992.

                                                     MICHAEL JOSEPH CONNOLLY

                                                        SECRETARY OF STATE

                         TO BE FILLED IN BY CORPORATION

                      PHOTO COPY OF CERTIFICATE TO BE SENT

                      TO:

                         Elizabeth H. Tauro
                      ----------------------------------------------------------
                         Hale and Dorr
                      ----------------------------------------------------------
                         60 State Street
                      ----------------------------------------------------------
                         Boston, MA 02109
                      ----------------------------------------------------------
                      Telephone     617-742-9100
                                ------------------------------------------------

                                                          FEDERAL IDENTIFICATION
                                                          NO.         04-3033368
                                                          ----------------------

                        The Commonwealth of Massachusetts

                             William Francis Galvin

                          Secretary of the Commonwealth

              One Ashburton Place, Boston, Massachusetts 02108-1512



                              ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)

      We, Arthur A. Siciliano and Eric G. Walters, President and Clerk of

                           PolyMedica Industries, Inc.
--------------------------------------------------------------------------------
                           (EXACT Name of Corporation)

            located at: 11 State Street, Woburn, Massachusetts 01801
--------------------------------------------------------------------------------
                     (MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:
                                       1
--------------------------------------------------------------------------------
       (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on September 11, 1997, by vote of:

  7,519,401   shares of Common Stock out of 8,492,739 shares outstanding,
-------------           ------------        ---------
                        type, class & series (if any)

              shares of              out of           shares outstanding, and
-------------           ------------        ---------
                        type, class & series (if any)

              shares of              out of           shares outstanding, and
-------------           ------------        ---------
                        type, class & series (if any)

CROSS OUT     being at least a majority of each type, class or series
INAPPLI-      outstanding and entitled to vote thereon:
CABLE
CLAUSE

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS

TYPE           NUMBER OF SHARES     TYPE             NUMBER OF SHARES  PAR VALUE
----           ----------------     ----             ----------------  ---------

COMMON:                             COMMON:

PREFERRED:                          PREFERRED:

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS

TYPE           NUMBER OF SHARES     TYPE             NUMBER OF SHARES  PAR VALUE
----           ----------------     ----             ----------------  ---------

COMMON:                             COMMON:

PREFERRED:                          PREFERRED:

Amendment to Article 1:
----------------------

Article 1 to the Restated Articles of Organization filed on January 22, 1997 is hereby amended by deleting the name "PolyMedica Industries, Inc." set forth therein and inserting in its place as the name of the corporation "PolyMedica Corporation", such that Article 1 shall now read as follows:

1.  The name by which the corporation shall be known is:
                   PolyMedica Corporation

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such a later date. LATER EFFECTIVE DATE:
-----------------------

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this nineteenth day of September, in the year 1997.

/s/Arthur A. Siciliano                                                 President
----------------------------------------------------------------------

/s/Eric G. Walters                                                     Clerk
----------------------------------------------------------------------

                        The Commonwealth of Massachusetts

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


I hereby approve the within articles of amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 19th day of September 1997.

                            /s/William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth










TO BE FILED IN BY CORPORATION
Photocopy of Articles of Amendment to be sent to:

TO:  Mr. Eric G. Walters
     PolyMedica Corporation
     11 State Street, Woburn, MA  01801
     Telephone: (617) 933-2020

                                                          FEDERAL IDENTIFICATION
                                                          NO.         04-3033368
                                                          ----------------------

                        The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512



                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We:      Arthur A. Siciliano                                        ,  President
    ---------------------------------------------------------------

and      Eric G. Walters                                            ,  Clerk
    ---------------------------------------------------------------

of       PolyMedica Corporation                                     ,
    ---------------------------------------------------------------

located at      11 State Street, Woburn, MA  01801                  ,
           --------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                        3
--------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on November 28, 2000 by vote of:

    10,063,746   shares of Common Stock of    13,271,966 shares outstanding,
---------------            ------------    -------------
                           type, class & series (if any)

                 shares of              of               shares outstanding, and
---------------            ------------    -------------
                           type, class & series (if any)

                 shares of              of               shares outstanding, and
---------------            ------------    -------------
                           type, class & series (if any)

* being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type class or series of stock whose rights are adversely affected thereby:

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS

TYPE           NUMBER OF SHARES     TYPE        NUMBER OF SHARES  PAR VALUE
----           ----------------     ----        ----------------  ---------

COMMON:                             COMMON:         20,000,000    $.01

PREFERRED:                          PREFERRED:       3,112,164    $.01

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS

TYPE           NUMBER OF SHARES     TYPE        NUMBER OF SHARES  PAR VALUE
----           ----------------     ----        ----------------  ---------

COMMON:                             COMMON:         50,000,000    $.01

PREFERRED:                          PREFERRED:       3,112,164    $.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B. Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                      -------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 29th day of November, 2000.

/s/  Arthur A. Siciliano                                               President
----------------------------------------------------------------------

/s/  Eric G. Walters                                                   Clerk
----------------------------------------------------------------------

                        The Commonwealth of Massachusetts

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


I hereby approve the within articles of amendment and, the filing fee in the amount of $30,000 having been paid, said articles are deemed to have been filed with me this 11th day of December 2000.

Effective date:
                --------------------------



                      /s/ William Francis Galvin

                          WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth











TO BE FILED IN BY CORPORATION
Photocopy of document to be sent to:

TO:  Jennifer B. Black, Esq.
     Hale and Dorr LLP
     60 State Street
     Boston, MA  02109
     Telephone:  (617) 526-6000


                                      -3-